<br />
POWER OF ATTORNEY<br />
 <br />
KNOW ALL PERSONS BY THESE PRESENTS that<br />
STONEBRIDGE 2018 OFFSHORE, L.P. (the "Company") does<br /> hereby make, constitute and appoint each of Jamison Yardley,<br /> and Jennifer Lee, acting individually, its true and lawful<br /> attorney, to execute and deliver in its name and on its<br /> behalf whether the Company is acting individually or as<br /> representative of others, any and all filings required<br /> to be made by the Company under the Securities Exchange<br />
Act of 1934, (as amended, the "Act"), with respect to<br /> securities which may be deemed to be beneficially owned<br /> by the Company under the Act, giving and granting unto<br /> each said attorney-in-fact power and authority to act in<br /> the premises as fully and to all intents and purposes as<br /> the Company might or could do if personally present by one<br /> of its authorized signatories, hereby ratifying and<br /> confirming all that said attorney-in-fact shall lawfully<br /> do or cause to be done by virtue hereof.<br />
 <br />
THIS POWER OF ATTORNEY shall remain in full force and<br /> effect until the earlier of (i)<br />
May 20, 2022 and (ii) such time that it is revoked in<br /> writing by the undersigned; provided that in the event<br /> the attorney-in-fact ceases to be an employee of the<br />
Company or its affiliates or ceases to perform the function<br /> in connection with which he/she was appointed<br /> attorney-in-fact prior to such time, this Power of Attorney<br /> shall cease to have effect in relation to such<br /> attorney-in-fact upon such cessation but shall continue in<br /> full force and effect in relation to any remaining<br /> attorneys-in-fact. The Company has the unrestricted right<br /> unilaterally to revoke this Power of Attorney.

This Power of Attorney shall be governed by, and construed<br />
in accordance with, the laws of the State of New York,<br /> without regard to rules of conflicts of law.<br />
 <br />
IN WITNESS WHEREOF, the undersigned has duly subscribed<br /> these presents as of May 21, 2019.<br />
 <br />
STONEBRIDGE 2018 OFFSHORE, L.P.

By: Bridge Street Opportunity Advisors, L.L.C.,<br />
its General Partner

By: /s/ William Y. Eng<br />
Name: William Y. Eng<br />
Title:  Vice President<br />